Farmer Mac Reports Third Quarter 2010 Results

$1.1 Billion of New Business Brings Total to $11.5 Billion

WASHINGTON, Nov. 9, 2010 /PRNewswire-FirstCall/ -- The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported third quarter core earnings of $7.9 million ($0.74 per diluted common share), compared to third quarter 2009 core earnings of $1.3 million ($0.12 per diluted common share).  The increase in third quarter core earnings was due in part to significant growth in assets during the quarter as Farmer Mac purchased or guaranteed $1.1 billion of new loans and securities.  Third quarter 2010 GAAP net income available to common stockholders for the period was $6.0 million ($0.56 per diluted common share), compared to $17.9 million ($1.74 per diluted common share) for third quarter 2009.  Third quarter 2010 GAAP results included a loss of $1.1 million from an after tax decrease in the value of trading assets, compared to an after tax gain of $16.3 million in third quarter 2009.  Farmer Mac excludes such fair value fluctuations from its core earnings.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, “I am pleased to report our third quarter results which show growth both in our core earnings and, more significantly, in our outstanding portfolio of loans, guarantees, and commitments.  In the third quarter we did $1.1 billion of new business bringing the total outstanding portfolio to $11.5 billion, an increase of nearly 7 percent for the quarter.  That new business included three large AgVantage® transactions in addition to the ongoing purchases of individual loans under the Farmer Mac I and Farmer Mac II programs, both of which continue to grow.  With lenders in both the agricultural and rural utilities sectors looking for sources of capital and liquidity and to reduce their credit risk exposures, we are pleased that Farmer Mac is becoming an increasingly important solution for those challenges and a means to meet the borrowing needs of lenders’ rural customers.”

For the quarter ended September 30, 2010, Farmer Mac realized an effective net interest spread of 104 basis points, compared to 93 basis points for the quarter ended September 30, 2009.  This increased spread combined with growth in Farmer Mac's core business produced $16.2 million of net interest spread in third quarter 2010, compared to $11.9 million in third quarter 2009.

Farmer Mac’s 90-day delinquencies were $64.8 million (1.53 percent of the portfolio) as of September 30, 2010, compared to $59.4 million (1.36 percent) as of September 30, 2009.  For much of 2009, the 90-day delinquencies were concentrated in the ethanol industry and this concentration has been significantly reduced.  Ethanol loans comprised $10.9 million of the $64.8 million of 90 day delinquencies as of September 30, 2010, compared to $18.5 million of $59.4 million as of September 30, 2009.  The increase in delinquencies reflects the fact that certain segments of agriculture continue to be adversely affected by weaknesses in the national economy in general, as well as volatile commodity price cycles.  Given current conditions, Farmer Mac anticipates continued stress in its portfolio with delinquencies, losses and charge-offs likely to remain higher than the historical average, but within the Corporation’s historical experience for the remainder of 2010 and the first half of 2011.  As of September 30, 2010, there were no delinquencies in Farmer Mac’s portfolio of rural utilities loans.

“During 2009 and early 2010 we worked on strengthening our balance sheet and reducing risk in our operations.  Our success in the third quarter further reflects our efforts to work with customers to support lending in rural America,” continued Mr. Gerber.  “Those efforts resulted in strong growth during the quarter and solid momentum for growth into the future.  This growth is essential for the continued strengthening of Farmer Mac as it translates into stronger earnings at Farmer Mac and more liquidity and capital for rural America.  Our focus remains on growing our portfolio of high quality loans, guarantees and commitments as we work to fulfill our Congressional mission, meet the needs of our customers and grow this business.”

Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of temporary changes in the recorded fair values of assets and liabilities and other one-time items.  Core earnings differs from GAAP net income primarily by excluding unrealized gains or losses on financial derivatives and trading assets, lower of cost or fair value adjustments on loans held for sale and, for 2010, other items related to the retirement of preferred stock and the amortization of premiums on assets consolidated at fair value.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2010		September 30, 2009
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)
GAAP net income available
to common stockholders	$ 5,997	$ 0.56	$ 17,900	$ 1.74
Less the net of tax effects of:
Unrealized gains on financial derivatives	2,106	0.20	830	0.08
Unrealized (losses)/gains on trading assets	(1,119)	(0.10)	16,279	1.59
Amortization of premiums on assets consolidated at fair value	(1,863)	(0.17)	-	-
Net effects of settlements on agency forward contracts	(441)	(0.05)	(479)	(0.05)
Lower of cost or fair value adjustment on loans held for sale	(589)	(0.06)	-	-
Core earnings	$ 7,903	$ 0.74	$ 1,270	$ 0.12

	For the Nine Months Ended
	September 30, 2010		September 30, 2009
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)
GAAP net income available
to common stockholders	$ 9,588	$ 0.91	$ 76,803	$ 7.54
Less the net of tax effects of:
Unrealized (losses)/gains on financial derivatives	(23)	-	30,839	3.03
Unrealized gains on trading assets	4,357	0.41	36,859	3.61
Amortization of premiums on assets consolidated at fair value	(5,246)	(0.50)	-	-
Issuance costs on the retirement of preferred stock	(5,784)	(0.55)	-	-
Net effects of settlements on agency forward contracts	(329)	(0.02)	(1,672)	(0.16)
Lower of cost or fair value adjustment on loans held for sale	(2,009)	(0.19)	-	-
Core earnings	$ 18,622	$ 1.76	$ 10,777	$ 1.06

More complete information on Farmer Mac’s performance for the quarter ended September 30, 2010 is set forth in the Form 10-Q filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:   (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing on reasonable rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) borrower preferences for fixed rate indebtedness; (7) the impact of economic conditions and real estate values on agricultural mortgage lending; (8) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (9) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; and (10) the future level of interest rates, commodity prices, and export demand for U.S. agricultural products.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10 K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as filed with the SEC earlier today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  Farmer Mac II LLC is a Delaware limited liability company, in which Farmer Mac owns all of the common equity, that operates the Farmer Mac II business of purchasing and holding USDA-guaranteed loans.  Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.

The conference call to discuss Farmer Mac’s third quarter 2010 financial results and the Corporation’s Form 10-Q for third quarter 2010 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time on Wednesday, November 10, 2010.  An audio recording of that call will be available on Farmer Mac’s website for two weeks after the call is concluded.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	September 30,	December 31,
	2010	2009
	(in thousands)
Assets:
Cash and cash equivalents	$ 453,273	$ 654,794
Investment securities:
Available-for-sale, at fair value	1,375,518	1,041,923
Trading, at fair value	81,913	89,972
Total investment securities	1,457,431	1,131,895
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	2,434,467	2,524,867
Trading, at fair value	-	874,129
Total Farmer Mac Guaranteed Securities	2,434,467	3,398,996
USDA Guaranteed Securities:
Available-for-sale, at fair value	970,901	-
Trading, at fair value	354,539	-
Total USDA Guaranteed Securities	1,325,440	-
Loans:
Loans held for sale, at lower of cost or fair value	981,985	666,534
Loans held for investment, at amortized cost	88,498	93,478
Loans held for investment in consolidated trusts, at amortized cost	1,292,716	-
Allowance for loan losses	(9,442)	(6,292)
Total loans, net of allowance	2,353,757	753,720
Real estate owned, at lower of cost or fair value	3,434	739
Financial derivatives, at fair value	52,471	15,040
Interest receivable	67,424	67,178
Guarantee and commitment fees receivable	34,058	55,016
Deferred tax asset, net	-	24,146
Prepaid expenses and other assets	40,987	37,289
Total Assets	$ 8,222,742	$ 6,138,813

Liabilities, Mezzanine Equity and Equity:
Liabilities:
Notes payable:
Due within one year	$ 3,645,811	$ 3,662,898
Due after one year	2,979,147	1,908,713
Total notes payable	6,624,958	5,571,611
Debt securities of consolidated trusts held by third parties	849,430	-
Financial derivatives, at fair value	144,715	107,367
Accrued interest payable	45,094	39,562
Guarantee and commitment obligation	30,922	48,526
Accounts payable and accrued expenses	20,239	23,445
Deferred tax liability, net	2,441	-
Reserve for losses	9,575	7,895
Total Liabilities	7,727,374	5,798,406

Commitments and Contingencies

Mezzanine Equity:
Series B redeemable preferred stock, par value $1,000 per share, 150,000 shares authorized, issued and outstanding as of December 31, 2009 (redemption value $150,000,000)	-	144,216
Stockholders' Equity:
Preferred stock:
Series C, par value $1,000 per share, 100,000 shares authorized, 57,578 share issued and outstanding	57,578	57,578
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 8,746,123 shares outstanding as of September 30, 2010 and 8,610,918 shares outstanding as of December 31, 2009	8,746	8,611
Additional paid-in capital	99,468	97,090
Accumulated other comprehensive income	47,332	3,254
Retained earnings	38,860	28,127
Total Stockholders' Equity	253,515	196,191
Non-controlling interest - preferred stock	241,853	-
Total Equity	495,368	196,191
Total Liabilities, Mezzanine Equity and Equity	$ 8,222,742	$ 6,138,813

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$ 6,430	$ 6,345	$ 19,303	$ 22,303
Farmer Mac and USDA Guaranteed Securities	22,971	27,668	62,597	81,232
Loans	29,174	8,815	94,734	28,196
Total interest income	58,575	42,828	176,634	131,731
Total interest expense	33,526	23,031	106,360	68,593
Net interest income	25,049	19,797	70,274	63,138
Provision for loan losses	(412)	(3,098)	(1,392)	(939)
Net interest income after provision for loan losses	24,637	16,699	68,882	62,199

Non-interest (loss)/income:
Guarantee and commitment fees	5,977	8,168	17,606	23,486
(Losses)/gains on financial derivatives	(6,864)	(7,733)	(28,508)	15,506
(Losses)/gains on trading assets	(1,722)	25,047	6,703	56,707
Other-than-temporary impairment losses	-	(1,621)	-	(3,994)
Gains on sale of available-for-sale investment securities	24	63	264	2,913
Gains on sale of loans and Farmer Mac Guaranteed Securities	-	-	-	1,581
Lower of cost or fair value adjustment on loans held for sale	(906)	-	(3,090)	-
Other income	140	874	1,180	1,209
Non-interest (loss)/income	(3,351)	24,798	(5,845)	97,408

Non-interest expense:
Compensation and employee benefits	4,501	2,896	11,919	10,493
General and administrative	1,775	2,432	6,329	8,332
Regulatory fees	568	512	1,693	1,537
Real estate owned operating costs, net	1,189	203	1,497	208
Provision for losses	105	89	1,680	2,079
Non-interest expense	8,138	6,132	23,118	22,649
Income before income taxes	13,148	35,365	39,919	136,958
Income tax expense	885	13,097	5,977	47,721
Net income	12,263	22,268	33,942	89,237
Less: Net income attributable to non-controlling interest - preferred stock dividends	(5,546)	-	(15,160)	-
Net income attributable to Farmer Mac	6,717	22,268	18,782	89,237
Preferred stock dividends	(720)	(4,368)	(3,410)	(12,434)
Loss on retirement of preferred stock	-	-	(5,784)	-
Net income available to common stockholders	$ 5,997	$ 17,900	$ 9,588	$ 76,803

Earnings per common share and dividends:
Basic earnings per common share	$ 0.58	$ 1.77	$ 0.94	$ 7.58
Diluted earnings per common share	$ 0.56	$ 1.74	$ 0.91	$ 7.54
Common stock dividends per common share	$ 0.05	$ 0.05	$ 0.15	$ 0.15

CONTACT:  Richard Eisenberg (Investor Inquiries), or Chris Bohanon (Media Inquiries), +1-202-872-7700